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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-12619 on Form S-3 (formerly Form S-1), Registration Statement No. 333-11142 (formerly No. 333-88927) on Form S-3, Registration Statement No. 333-62539 on Form S-8 and Amendment No. 1 to Registration Statement No. 333-79521 on Form S-4 of Adelphia Business Solutions, Inc. of our report dated March 1, 2000, appearing in this Form 10-K of Adelphia Business Solutions, Inc. for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP
    Pittsburgh, Pennsylvania


March 29, 2000